Exhibit 10.3

CRESCENDO COMMUNICATIONS, LLC

July 19, 2012

Mr. Roger M. Slotkin

Chief Executive Officer

Hydro Phi Technologies, Inc.

3404 Oakcliff Road, Suite C4/C6

Doraville, Georgia 30340

This letter confirms the following agreement between our respective companies:

1.

Hydro Phi Technologies, Inc. hereby retains Crescendo Communications, LLC (“Crescendo”) effective August 1, 2012, for implementation of the Company’s strategic advisory program.

2.

The services to be performed by Crescendo on behalf of the Company will consist of the following (“Services”):

a.

Providing objective counseling on the full spectrum of investor relations issues including best practices, material disclosure, corporate governance and crisis communications

i)

Reviewing collateral marketing materials including: corporate fact sheet; investor slide presentation; Investor relations section of the Company’s website

b.

Reviewing all financial press releases

c.

Assembling and maintaining investor target lists and distribution lists, handling all investor inquiries, and responding to requests for information/investor kits, electronically or in hard copy

d.

Board advisory services

e.

Financial media relations and other marketing advisory services

f.

Corporate governance advice

Crescendo Communications, LLC

Hydro Phi Technologies, Inc.

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3.

The term of this Agreement shall commence on August 1, 2012 and end on August 1, 2014.

4.

In consideration of the Services, the Company shall pay Crescendo an initial retainer of $25,000, which payment shall be due and made upon on signing of the Agreement.  In addition, Crescendo shall receive 440,000 warrants with a strike price of $0.10 exercisable on a cash or cashless basis.  All warrants issued to Crescendo shall be assignable to any third-party as determined by Crescendo and shall be exercisable on a cash or cashless basis.

5.

This agreement shall be governed by, construed and enforced under the laws of the State of New York without reference to any choice of law doctrine.  With respect to any and all controversies or claims arising out of or relating to this Agreement or any alleged breach hereof, the parties agree hereto to submit to the exclusive jurisdiction of the state courts of the State of New York.

If the foregoing correctly states our understandings, please execute the enclosed two copies of this Agreement in the spaces provided for your signature below and return one copy to the undersigned.  We look forward to a long and mutually successful relationship with your company.

Very truly yours,

Crescendo Communications, LLC
By:
David K. Waldman, President & CEO

Agreed to and Approved

this _______ day of ___________ 2012.

Hydro Phi Technologies, Inc.

By:_____________________________

Mr. Roger Slotkin, CEO

Crescendo Communications, LLC